UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

Atlas Energy Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41640	88-0523830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 W. Courtyard Drive, Suite 500 Austin, Texas		78730
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (512) 220-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	AESI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Master Reorganization Agreement

Pursuant to a master reorganization agreement (the “Master Reorganization Agreement”) dated March 8, 2023, by and among Atlas Energy Solutions Inc., a Delaware corporation (the “Company”), Atlas Sand Management Company, LLC, a Texas limited liability company (“ASMC”), Atlas Sand Company, LLC, a Delaware limited liability company (“Atlas Sand LLC”), Atlas Sand Holdings, LLC, a Delaware limited liability company (“Holdings”), Atlas Sand Operating, LLC, a Delaware limited liability company (“Atlas Operating”), Atlas Sand Holdings II, LLC, a Delaware limited liability company (“Holdings II”), Atlas Sand Management Company II, LLC, a Delaware limited liability company (“ASMC II”), Atlas Sand Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), the Company and the parties thereto completed certain restructuring transactions (the “Reorganization”) in connection with the Offering (as defined below). As part of the Reorganization:

•	Merger Sub merged with and into Atlas Sand LLC, with Atlas Sand LLC surviving as a wholly owned subsidiary of Atlas Operating;

•

Holdings, Holdings II and ASMC II were formed (collectively, the “HoldCos”) through which the holders of membership interests in Atlas Sand LLC (the “Legacy Owners”) hold their membership interests in Atlas Operating, as represented by a single class of common units (“Atlas Units”);

•

the Legacy Owners, through the HoldCos, transferred all or a portion of their Atlas Units and voting rights, as applicable, in Atlas Operating to the Company in exchange for an aggregate of 39,147,501 shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and, in the case of Legacy Owners continuing to hold Atlas Units through the HoldCos, an aggregate of 42,852,499 shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), so that such Legacy Owners continuing to hold Atlas Units hold, through the HoldCos, one share of Class B Common Stock for each Atlas Unit held by them immediately following the Reorganization;

•	the 1,000 shares of Class A Common Stock issued to Atlas Sand LLC at the formation of the Company were redeemed and canceled for nominal consideration; and

•

the Company contributed all of the net proceeds received by it in the Offering to Atlas Operating in exchange for a number of Atlas Units (such that the total number of Atlas Units held by the Company equals the number of shares of Class A Common Stock outstanding after the Offering), and Atlas Operating further contributed the net proceeds received to Atlas Sand LLC.

As a result of the Reorganization, (i) the Company’s sole material asset consists of Atlas Units, (ii) Atlas Operating’s sole material asset consists of 100% of the membership interests in Atlas Sand LLC and (iii) Atlas Sand LLC owns all of the Company’s operating assets. The Company is the managing member of Atlas Operating and is responsible for all operational, management and administrative decisions relating to Atlas Sand LLC’s business and will, on a go-forward basis, consolidate the financial results of Atlas Sand LLC and its subsidiaries.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Underwriting Agreement

On March 8, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc. and Piper Sandler & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A Common Stock. The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and the purchase by the Underwriters, of 18,000,000 shares of Class A Common Stock at a price to the public of $18.00 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 2,700,000 additional shares of Class A Common Stock to cover over-allotments. The material terms of the Offering are described in the prospectus, dated March 8, 2023 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 10, 2023, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-269488), initially filed by the Company on January 31, 2023 (as amended, the “Registration Statement”) and closed on March 13, 2023.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

Registration Rights Agreement

On March 8, 2023, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders identified on the signature pages thereto. Pursuant to the Registration Rights Agreement, the Company agreed to register the sale of shares of Class A Common Stock under certain circumstances, as described below.

At any time after the 180-day lock-up period described in the Prospectus and subject to the certain limitations, a Holder (as defined in the Registration Rights Agreement) has the right to require the Company to prepare and file a registration statement registering the offer and sale of a certain number of its shares of Class A Common Stock. Generally, the Company is required to provide notice of the request to certain other Holders under the Registration Rights Agreement who may, in certain circumstances, participate in the registration. Subject to certain exceptions, the Company will not be obligated to effect a demand registration more than three times in any 12-month period or within 120 days after the closing of any requested underwritten offering of shares of Class A Common Stock.

Subject to certain exceptions, if at any time the Company proposes to register an offering of Class A Common Stock or conduct an underwritten offering, whether or not for its own account, then the Company must notify the Holders and allow them to include a specified number of their shares of Class A Common Stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, and the Company will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement also requires the Company to indemnify each Holder against certain liabilities under the Securities Act.

The foregoing description and the description of the Registration Rights Agreement contained in the Prospectus are qualified in their entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amended and Restated Limited Liability Company Agreement of Atlas Operating

On March 8, 2023, in connection with the Reorganization, the members of Atlas Operating entered into the Amended and Restated Limited Liability Company Agreement of Atlas Sand Operating, LLC (the “A&R LLC Agreement”), pursuant to which the holders of Atlas Units (the “Atlas Unitholders”), other than the Company, will, subject to certain limitations, have the right (the “Redemption Right”) to cause Atlas Operating to acquire all or a portion of their Atlas Units for, at Atlas Operating’s election, (i) shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Atlas Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash. The Company, as managing member of Atlas Operating, will determine whether to issue shares of Class A Common Stock or cash based on facts in existence at the time of the decision, which may include the relative value of the Class A Common Stock (including the trading prices for the Class A Common Stock at the time of redemption), the cash purchase price, the availability of other sources of liquidity (such as an issuance of preferred stock) to acquire the Atlas Units and alternative uses for such cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of Atlas Operating) will have the right (the “Call Right”) to, for administrative convenience, acquire each tendered Atlas Unit directly from the redeeming Atlas Unitholder for, at the Company’s election, (x) one share of Class A Common Stock, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of Atlas Units pursuant to the Redemption Right or the Call Right, a corresponding number of shares of Class B Common Stock will be cancelled.

The foregoing description is qualified in its entirety by reference to the full text of the A&R LLC Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Stockholders’ Agreement

On March 8, 2023, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Atlas Sand Holdings, LLC, a Delaware limited liability company, Atlas Sand Holdings II, LLC, a Delaware limited liability company, and Ben M. “Bud” Brigham (the “Principal Stockholders”). Among other things, the Stockholders’ Agreement provides the right to designate nominees for election to the Company’s board of directors as follows:

•

so long as the Principal Stockholders collectively beneficially own greater than 50% of the Class A Common Stock and Class B Common Stock (taken together as a single class), Ben M. “Bud” Brigham, the Company’s Executive Chairman and Chief Executive Office, or his affiliates will have the right to determine the size of the board of directors and designate all members of the board of directors, including the right to designate all individuals to be included in the slate of directors to be nominated by the board of directors for election by the stockholders of the Company;

•

so long as the Principal Stockholders collectively beneficially own at least 35% but not greater than 50% of the Class A Common Stock and Class B Common Stock (taken together as a single class), Mr. Brigham or his affiliates will have the right to designate four (4) members of the board of directors, including the right to designate four (4) individuals to be included in the slate of directors to be nominated by the board of directors for election by the stockholders of the Company;

•

so long as the Principal Stockholders collectively beneficially own at least 25% but not greater than 35% of the Class A Common Stock and Class B Common Stock (taken together as a single class), Mr. Brigham or his affiliates will have the right to designate three (3) members of the board of directors, including the right to designate three (3) individuals to be included in the slate of directors to be nominated by the board of directors for election by the stockholders of the Company;

•

so long as the Principal Stockholders collectively beneficially own at least 10% but not greater than 25% of the Class A Common Stock and Class B Common Stock (taken together as a single class), Mr. Brigham or his affiliates will have the right to designate two (2) members of the board of directors, including the right to designate two (2) individuals to be included in the slate of directors to be nominated by the board of directors for election by the stockholders of the Company; and

•

so long as the Principal Stockholders collectively beneficially own at least 5% but not greater than 10% of the Class A Common Stock and Class B Common Stock (taken together as a single class), Mr. Brigham or his affiliates will have the right to designate one (1) member of the board of directors, including the right to designate one (1) individual to be included in the slate of directors to be nominated by the board of directors for election by the stockholders of the Company.

Additionally, each of the Principal Stockholders will agree to cause its respective shares of Class A Common Stock and Class B Common Stock to be voted in favor of the election of each of the nominees designated by Mr. Brigham or his affiliates.

The foregoing description and the description of the Stockholders’ Agreement contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Stockholders’ Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

2023 Long Term Incentive Plan

The description of the Atlas Energy Solutions Inc. 2023 Long Term Incentive Plan (the “LTIP”) provided in Item 5.02 hereto under the heading “2023 Long Term Incentive Plan” is incorporated by reference into this Item 1.01. A copy of the LTIP is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereto under “Master Reorganization Agreement” is incorporated by reference into this Item 3.02.

The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On March 8, 2023, the Board, effective prior to effectiveness of the Registration Statement, increased the size of the Board to nine and appointed Gayle Burleson, Stephen C. Cole, Stacy Hock, A. Lance Langford, Mark P. Mills, Douglas Rogers and Robb L. Voyles to the Board. The Company plans to appoint one additional director to the Board within one year of March 8, 2023.

Biographical information for each of Gayle Burleson, Stephen C. Cole, Stacy Hock, A. Lance Langford, Mark P. Mills, Douglas Rogers and Robb L. Voyles is set forth in the Prospectus under the caption “Management” and is incorporated herein by reference.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board determined that each of Ms. Burleson, Mr. Cole, Ms. Hock, Mr. Langford, Mr. Mills and Mr. Voyles, representing a majority of the directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of the New York Stock Exchange. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which Ms. Burleson, Mr. Cole, Ms. Hock, Mr. Langford, Mr. Mills and Mr. Voyles have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Indemnification Agreements

On March 8, 2023, in connection with the Offering, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.4 through 10.15 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

2023 Long Term Incentive Plan

On March 8, 2023, the Company adopted the LTIP for the benefit of employees, directors and consultants of the Company and its affiliates. The LTIP provides for the grant of all or any of the following types of awards: (1) incentive stock options qualified as such under U.S. federal income tax laws; (2) stock options that do not qualify as incentive stock options; (3) stock appreciation rights; (4) restricted stock awards; (5) restricted stock units; (6) bonus stock; (7) dividend equivalents; (8) other stock-based awards; (9) cash awards; and (10) substitute awards. Subject to adjustment in accordance with the terms of the LTIP, 10,270,000 shares of Class A Common Stock have been reserved for issuance pursuant to awards under the LTIP. If an award under the LTIP is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will again be available for new awards under the LTIP. The LTIP will be administered by the Board’s Compensation Committee.

Any award granted pursuant to the LTIP may be subject to time-based or performance-based vesting conditions, as determined at the discretion of the Compensation Committee. All awards subject to performance-based vesting conditions will be subject to reduction, cancelation or recoupment under any written clawback policy that the Company may adopt and that the Company determines should apply to awards under the LTIP.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

The Company amended and restated its certificate of incorporation (the “Amended Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on March 8, 2023, and became effective on March 8, 2023.

A description of the Amended Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description of the Amended Certificate of Incorporation and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Amended Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

On March 8, 2023, the Company amended and restated its bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description of the Bylaws contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On March 8, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, are being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1#	Underwriting Agreement, dated as of March 8, 2023, by and among Atlas Energy Solutions Inc. and Goldman Sachs & Co. LLC, BofA Securities, Inc. and Piper Sandler & Co., as representatives of the underwriters named therein.

2.1#	Master Reorganization Agreement, dated as of March 8, 2023, by and among Atlas Energy Solutions Inc., Atlas Sand Management Company, LLC, Atlas Sand Company, LLC, Atlas Sand Holdings, LLC, Atlas Sand Operating, LLC, Atlas Sand Holdings II, LLC, Atlas Sand Management Company II, LLC and Atlas Sand Merger Sub, LLC.

3.1	Amended and Restated Certificate of Incorporation of Atlas Energy Solutions Inc., as filed with the Secretary of State of the State of Delaware on March 8, 2023.

3.2	Amended and Restated Bylaws of Atlas Energy Solutions Inc., effective as of March 8, 2023.

4.1	Registration Rights Agreement, dated as of March 8, 2023, by and among Atlas Energy Solutions Inc. and the signatories thereto.

10.1	Amended and Restated Limited Liability Company Agreement of Atlas Sand Operating, LLC, dated as of March 8, 2023.

10.2	Stockholders’ Agreement, dated as of March 8, 2023, by and among Atlas Energy Solutions Inc. and the signatories thereto.

10.3†	Atlas Energy Solutions Inc. 2023 Long Term Incentive Plan.

10.4	Indemnification Agreement (Ben M. “Bud” Brigham).

10.5	Indemnification Agreement (John Turner).

10.6	Indemnification Agreement (Chris Scholla).

10.7	Indemnification Agreement (Dathan C. Voelter).

10.8	Indemnification Agreement (Jeffrey Allison).

10.9	Indemnification Agreement (Gayle Burleson).

10.10	Indemnification Agreement (Stephen C. Cole).

10.11	Indemnification Agreement (Stacy Hock).

10.12	Indemnification Agreement (A. Lance Langford).

10.13	Indemnification Agreement (Mark P. Mills).

10.14	Indemnification Agreement (Douglas Rogers).

10.15	Indemnification Agreement (Robb L. Voyles).

99.1	Press Release, dated as of March 8, 2023.

†	Compensatory plan or arrangement.
#	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

By:	/s/ John Turner
Name: John Turner
Title: President and Chief Financial Officer

Date: March 14, 2023